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HEWLETT-PACKARD COMPANY

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WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger

February 19, 2002

This presentation was prepared for and on behalf of the Trustees of the William R. Hewlett Revocable Trust as soliciting material. The Trustees' advisors have been retained as independent contractors to the Trustees and have no fiduciary, agency or other relationship to the Trustees, the Trust or to any other party, all of which are hereby expressly disclaimed. Therefore, no obligation or responsibility is assumed to any person with respect to this presentation. This presentation does not purport to be a complete description of the views of or analyses performed by the Trustees or its advisors.

Except as otherwise noted herein, this presentation and the views expressed herein, as well as any estimates herein, are based on publicly available information and on consultants' and industry reports as well as on the views of certain consultants retained in connection with the consideration of the proposed merger by the Trustees. This presentation and the views expressed herein assume and rely upon the accuracy and completeness of all such publicly available information, reports and views and no responsibility for independent verification of any of the foregoing has been taken. All views and estimates expressed herein are based on economic and market conditions and other circumstances as they exist and can be evaluated as of February 19, 2002.

The views expressed in this presentation are judgments, which are subjective in nature and in certain cases forward-looking in nature. This presentation also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. We do not assume any obligation and do not intend to update these forward-looking statements. The information contained in this presentation does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold. In addition, where quotations have been used herein, permission to use quotations was neither sought nor obtained.

This presentation and the views expressed herein do not constitute a recommendation by Friedman Fleischer & Lowe or The Parthenon Group to any holder of shares of Hewlett-Packard or Compaq with respect to how such shareholder should vote with respect to the proposed merger and should not be relied upon by any holder as such a recommendation.

Executive Summary

Background

- We've learned from fellow shareholders and Wall Street analysts that we share many of the same concerns regarding the proposed merger, and that we also share many of the same priorities for HP's direction
- HP's strong positions in its core markets provide the basis for a wealth of attractive alternatives to the proposed Compaq merger

Strategic Priorities

- We believe that HP should pursue a **"Focus and Execute"** strategy
  - Make differential investment in Imaging & Printing to protect its position and capitalize on emerging growth opportunities
  - Seriously consider a spin-off of Imaging & Printing within 12 to 18 months
  - Bolster mid- and high-end enterprise positions by filling key software and services gaps
  - Focus on profitability, not scale, in PCs

Shareholder Value Impact

- We believe that the dilutive impact of issuing $23 billion in equity to buy Compaq at 48x earnings and the resulting revenue loss, HP shareholders can achieve higher EPS with significantly lower margin assumptions and avoid the massive integration risk
- Under a "Focus and Execute" strategy, we believe that HP shareholders could achieve greater value with much less risk
  - Potential for $14-$17 incremental value per share improvement relative to a more realistic merger scenario
- Even under HP's current standalone strategy, consensus analysts' estimates for HP suggest $9-$10 incremental value per share relative to a more realistic merger scenario

Guiding Strategic Principles – "Focus and Execute"

Imaging & Printing
Defend the Franchise and Capitalize on Emerging Growth Opportunities

- Protect and enhance competitive positions in core inkjet and laser printer hardware and supplies markets
- Focus R&D to capitalize on opportunities in:
  - Digital cameras/image handling
  - Digital commercial printing
  - Enterprise printing and imaging
  - Multi-function printers
  - Color copying
  - Mobility and wireless printing
- Profit from expected market growth through leadership position and innovation
- Eliminate subsidization of other businesses
- Seriously consider spin-off within 12 to 18 months

Enterprise
Bolster Mid- and High-End Enterprise Position by Filling Key Gaps

- Aggressively grow high-end consulting and outsourcing services organically and through targeted add-on acquisitions
- Focus marketing and R&D on higher margin high-end and mid-range segments
  - Leverage strong Unix franchise
  - Leverage strong Itanium position
  - Take market share from Compaq and Sun in Unix
- Strengthen software offerings to drive higher margin enterprise sales
  - Pursue targeted strategic alliances and acquisitions
  - Rationalize existing software platforms for profitability
- Focus on profitability, not market share, in NT servers
  - Maintain position sufficient to offer end-to-end solutions
  - Explore strategic alliances
- Compete in Unix, Linux, and NT with value-added services, systems

Access
De-emphasize / Restructure the PC Business for Profitability

- Focus on profitability, not market share, in PCs
- Focus the business on more profitable segments, including consumer PCs
- Explore strategic alliances
- Explore new access devices where HP brand, technology, and distribution enables attractive margins

Summary 2003 Financial Impact

Under a "Focus and Execute" strategy, HP has the potential to significantly improve profitability

HP Today
(FY 2001)

Revenue ($45.2B)

Services (17%)
PC/Access (21%)
Enterprise (19%)
Imaging & Printing (43%)

EBIT $1.9B[1]
4.2% Margin
Services $0.4B
Imaging & Printing $2.1B
Enterprise ($0.1B)
PC/Access ($0.1B)
Billion Dollars
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-$1.0

3.7% Annual Revenue Growth 4.2% Margin Improvement
▪ Reduce losses in PCs, industry standard servers and software ▪ Aggressive services growth ▪ Continued cost reductions ▪ 2003 market improvement

HP Tomorrow[2]
(FY 2003)

(Potential under "Focus and Execute" strategy)

Revenue ($48.6B)

Services (19%)
PC/Access (16%)
Enterprise (19%)
Imaging & Printing (46%)

EBIT $4.1B
8.4% Margin[3]
PC/Access $0.1B
Enterprise $0.4B
Services $0.9B
Imaging & Printing $2.7B
Billion Dollars
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-$1.0

1	Based on HP 10/31/01 10-K and Bernstein research dated 12/18/01. Excludes $0.4B in restructuring and acquisition-related charges. Total EBIT includes $0.4Bn in other losses and eliminations.
2	Based on revenue growth and margin assumptions detailed on pages 8 and 9.
3	Historical FY 1998 to FY 2000 average operating income margin was 8.8%. HP reported an overall operating income margin of 6.3% in the first quarter of fiscal 2002. HP’s standalone First Call estimate of $1.35, as of February 15, 2002, for fiscal 2003 implies an operating income margin of 6.9% based on a 22% effective tax rate and zero net interest expense and other income. Banc of America Securities projects an operating income margin of 7.4% in fiscal 2003 under management’s current strategy and incorporates estimated impact of pre-closing negative revenue synergies.

Potential Shareholder Value Impact

- *We believe that the "Focus and Execute" strategy results in $14 to $17 greater value per share than a more realistic merger scenario*
- *We believe HP's current standalone strategy results in $9 to $10 greater value per share than a more realistic merger scenario*
- *We believe a "Focus and Execute" strategy results in $8 to $10 greater value per share than management's forecast merger scenario*

HP Scenarios
Projected "Focus and Execute"[2]
First Call[3]
HP/Compaq Merger Scenarios
More Realistic Case[4]
Management Case[5]
Forward P/E Multiple
Current[6]
Pre-Deal[7]
Current[6]
Pre-Deal[7]
Downside[8]
Current[6]
Downside[8]
Current[6]
18.3x
22.1x
18.3x
22.1x
15.0x
18.3x
15.0x
18.3x
Potential Share Price (FY 2003)[1]
$40
$35
$30
$25
$20
$15
$10
$5
$0
$29.83
$36.02
$24.76
$29.83
$15.88
$19.42
$21.60
$26.35
$24.76
First Call
Implied Price[9]
FY2003E EPS
$1.63
$1.35
$1.06
$1.44

1	Estimated potential share price in fiscal 2003. Prior presentations of the value impact of the proposed merger excluded the impact of potential multiple compression. This analysis excludes the impact of the costs to achieve potential cost savings.
2	Based on assumptions detailed on pages 8 and 9.
3	Based on First Call consensus estimate as of February 15, 2002 based on company’s existing strategy.
4	Based on consensus earnings estimates for HP and Compaq of $1.35 and $0.45, respectively, for HP’s fiscal 2003, $1.8 billion in pre-tax cost savings, 10% revenue loss, 25% contribution margin, and 26% effective tax rate.
5	Management assumption based on 425 filing of 12/19/01.
6	Based on current First Call consensus estimate of $1.11 for fiscal 2002 and closing share price of $20.36, as of February 15, 2002.
7	Based on HP First Call fiscal 2002 EPS estimate of $1.05 and HP’s closing share price of $23.21 on August 31, 2001. The weighted average price-earnings multiple of an index of comparable companies increased from 21.6x to 26.4x from August 31, 2001 to February 15, 2002. The index of comparable companies is comprised of the same companies used by Goldman Sachs in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP on its proposed merger with Compaq, excluding EMC, Gateway, Sun Microsystems, and Network Appliance because their price-earnings ratios were not meaningful as of February 15, 2002.
8	Based on lowest end of price-earnings multiple range used in December 19, 2001, HP Position on Compaq Merger presentation, page 29.
9	Based on HP’s current fiscal 2002 price-earnings multiple of 18.3x applied to HP’s current First Call consensus earnings estimate of $1.35 for fiscal 2003.

Potential Multiple Compression

We believe that merged HP/Compaq would trade at a discount to HP given the new entity's lower returns on equity, lower revenue growth, higher beta, lower credit rating[1], and less predictable earnings[2]

Historical Price-Earnings Multiple[3]

20.0
17.5
15.0
12.5
10.0
P/E
17.9x
16.1x
HP
Compaq

Projected Return on Equity

20.0%
15.0%
10.0%
5.0%
0.0%
Percent
18.1%
16.5%
8.7%
HP[4]
HP/Compaq[4]
More Realistic HP/Compaq[5]

Historical Beta (Equity Risk)[6]

1.50
1.25
1.00
0.75
0.50
Beta
1.18
1.46
HP
Compaq

Projected Revenue Growth[7]

6%
5%
4%
3%
2%
1%
0%
Percent
4.7%
2.3%
HP
Compaq

1	On 9/5/01, Moody’s downgraded HP from Aa3 to A2, and placed Compaq under review for possible upgrade from Baa2. S&P placed ratings watch on HP with negative implications and on Compaq with positive implications on 9/4/01.
2	Compaq missed its 2000 and 2001 earnings forecasts at the beginning of each year by 11.0% and 87.3% whereas HP missed by 1.1% and 63.5% for the same periods.
3	Based on average next twelve months price earnings multiple from StockVal data from 10/25/91 to 8/31/01.
4	Based on management projections contained in 425 filing dated 12/19/01.
5	Based on realistic case pro forma EPS (see page 8 and 9 for detailed assumptions) excluding pro forma amortization of intangibles.
6	Based on monthly Barra predicted beta from 12/92 to 9/01.
7	Based on First Call revenue estimates for each company’s fiscal 2003 as of 2/15/02.

Revenue Growth Assumptions

Relative to HP management and expected market growth, we assume modest incremental Imaging & Printing and Services growth and slower growth in other segments

Imaging & Printing

Annual Growth (%)
10%
8%
6%
4%
2%
0%
10.0%
6.0%
8.9%
8.0%
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

Enterprise

Annual Growth (%)
10%
8%
6%
4%
2%
0%
10.0%
6.8%
7.3%
5.5%
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

Services

Annual Growth (%)
15%
10%
5%
0%
15.0%
7.2%
5.8%
8.7%
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

PC/Access

Annual Growth (%)
6%
4%
2%
0%
-2%
-4%
-6%
-8%
-10%
-12%
5.0%
(2.0%)
(1.8%)
(10.2%)
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

1	Management projected long-term growth estimates for the combined company from HP 425 Filing 10/25/01.
2	Management combined company segment growth estimates before revenue losses calculated based on segment operating incomes, segment operating margins and segment revenue losses from HP 425 Filing 12/19/01.
3	Based on weighted average projected growth rates from IDC for the following segments: inkjet hardware (1.8%), monolaser hardware (4.3%), color laser hardware (14.7%), inkjet supplies (11.9%), laser supplies (15.5%), digital cameras (12.5%) and scanners (7.5%). Also includes growth of Multi- Function printers fromLyra research (2.7%). Growth rates weighted by 2001 market sizes of inkjet hardware ($10.1B), monolaser hardware ($9.9B), color laser hardware ($7.0B), inkjet supplies ($13.6B), laser supplies ($14.3B), digital cameras ($6.8B), scanners ($4.5B), and MFPs ($7.7B)
4	Imaging & Printing grown at a premium to management estimated growth rate due to strategic focus on that business.
5	Market growth rate based on average of IDC growth rates for Unix servers (8.4%), NT servers (16.9%), and storage (1.7%), weighted by 2001 segment revenues estimated by Bernstein research dated 12/01, for Unix servers ($3.3B), PC Servers ($1.7B) and storage ($2.6B)
6	Based on 0.5x market growth in NT servers and 1.25x market growth in Unix servers from segment focus. Storage grown at IDC projected rate of 1.7% from 2001 to 2003.
7	Market growth rates based on average for IDC growth rates for outsourcing (12.3%), consulting (11.9%), systems integration (14.2%), and support (6.1%), weighted by segment revenue in outsourcing ($0.5B), consulting ($0.6B), systems integration ($0.8B), and support ($3.9B)
8	Based on average of (i) 1.75x IDC sub-segment growth rates for outsourcing (12.3%), consulting (11.9%), and systems integration (14.2%) (equivalent to addition of 3,600 consultants at $250K per consultant per year) and (ii) Bernstein estimates for HP 2000 to 2001 growth rate in support (6.1%), weighted by segment revenue in outsourcing ($0.5B), consulting ($0.6B), systems integration ($0.8B), and support ($3.9B). Financing ($1.9B) projected with flat growth to 2003.
9	Market growth based on IDC 2001 PC Tracker.
10	Based on HP growth at IDC 2001 PC Tracker segment growth rates for consumer and notebook segments, and assuming a 50% contraction of business desktops based on focus strategy.

Margin Assumptions

Under a "Focus and Execute" strategy, HP's overall margins have the potential to increase from 4.2% in fiscal 2001 to 8.4% in fiscal 2003

Imaging & Printing
Operating Margin
16%
14%
12%
10%
8%
6%
4%
2%
0%
12.6%
10.8%
14.6%
12.0%
Management[1] FY2003 Estimate
11%
1998-2000 Average[2]
FY 2001[3]
Q1 FY 2002[4]
Our Assumption for HP Seg. Margin FY 2003[5]

Enterprise
Management[8] FY2003 Estimate
9.2%
Operating Margin
10%
5%
0%
-5%
-10%
5.0%
(1.4%)
(8.0%)
3.9%
1998-2000 Average[2]
FY 2001[3]
Q1 FY 2002[6]
Our Assumption for HP Seg. Margin FY 2003[7]

Services
Management[8] FY2003 Estimate
13.7%
Operating Margin
15%
13%
11%
9%
7%
5%
3%
1%
-1%
3.8%
4.7%
10.3%
10.3%
1998-2000 Average[2]
FY 2001[3]
Q1 FY 2002[4,9]
Our Assumption for HP Seg. Margin FY 2003[10]

PC/Access
Management[8] FY2003 Estimate
3.0%
Operating Margin
4%
3%
2%
1%
0%
-1%
-2%
3.4%
(1.5%)
0.0%
1.0%
1998-2000 Average[2]
FY 2001[3]
Q1 FY 2002[4]
Our Assumption for HP Seg. Margin FY 2003[11]

1	Estimated operating margin target pro forma for the proposed merger. Based on HP 425 Filing dated 10/25/01.
2	Based on HP 10-K filings, excluding non-recurring and extraordinary items.
3	Based on Bernstein research dated 12/18/01.
4	From HP earnings release dated 2/13/02.
5	Based on midpoint of HP 2001 margin and Banc of America Securities 2003 estimate of 13.4% from 2/4/01.
6	From HP earnings release dated 2/13/02. Management noted that UNIX was profitable. Therefore, losses likely stemming from NT servers, software and storage.
7	Based on Bernstein research 12/18/01 estimates of 12.5% Unix operating margin for 2001. Also based on operating NT servers and storage at breakeven and reducing estimated losses in software business by 50%
8	Estimated operating margin target pro forma for the proposed merger. Based on HP 425 Filing dated 12/19/01.
9	Includes financing business as reported by HP 2/13/02.
10	Based on continued strong performance of services business as reflected in Q1 FY2002 reported numbers. Finance projected at break-even. Management anticipates steady state profitability in Finance of 8% to 10%
11	Based on average of 12/18/01 Bernstein research 2000 and 2001 estimated Access segment operating margins, weighted by segment revenue breakdown, and accounting for 50% reduction in commercial PCs per footnote 10 in prior slide.

The Board and Senior Executives are Committed to HP

"It is not all or nothing" said Richard Hackborn. If HP shareholders vote against the Compaq merger *"we will do everything possible to explore the next best possible alternative."*

Hackborn also stated, *"'Nobody is talking about leaving on the board, nor is anyone talking about asking anyone to leave… That has got to be taken out of the equation" for investors.*

- Reuters, 2/13/02

"If the deal doesn't pass a shareholder vote, Wayman said he'll stay on at Hewlett-Packard and "make the best out of the businesses we have." He said he thinks that's true for other managers as well."

"'I have no intention of voluntarily resigning,' he said."

- Bloomberg, 1/22/02

HP Management

HP has a deep bench with an average tenure of 17 years

Name	Position	Years with HP	Age
Webb McKinney	President, Business Customer Organization	33 years	56
Robert Wayman	Executive VP, Finance & Administration and CFO	33 years	56
Susan Bowick	VP, Corporate Human Resources	25 years	53
Vyomesh Joshi	President, Imaging and Printing Systems	22 years	47
Pradeep Jotwani	President, Consumer Business Organization	20 years	47
Ann Livermore	President, HP Services	20 years	43
Debra Dunn	VP, Strategy & Corporate Operations	19 years	45
Duane Zitzner	President, Computing Systems	13 years	54
Carly Fiorina	Chairman, CEO, President	2½ years	47
Richard DeMillo	VP, CTO	1½ years	55
Iain Morris	President, Embedded and Personal Systems Organization	1 year	45

Sources: HP 10-K filed 1/29/02, Hoover's Online, HP Website

HP Could Benefit From New Leadership

- If HP is to succeed over the long term, it needs leadership committed to:
  - Blocking and Tackling
    - HP needs to aggressively manage the business for continued growth and efficiency gains
    - It may not be as glamorous as making big, bold moves, but it is part of the job description
    - Management's implication that without this deal the company is doomed, is a real abdication of their responsibilities
  - Innovating and Building
    - Innovating and building, not merging and integrating, have made HP what it is today and can drive it forward
    - It is better to invest in inventing tomorrow's leading technology than to overpay for yesterday's commodity technology

Examples of CEO Transitions

Company	New CEO	Appointment Date	Compound Annual Stock Performance Since CEO Change[1]
Apple	Fred Anderson/Steve Jobs[2]	7/9/97	31%
Hyperion	Steven Imbler	5/3/99	15%
IBM	Lou Gerstner	3/26/93	23%
Mattel	Robert Eckert	2/3/00[3]	23%
McKesson	John Hammergren	2/27/01[4]	15%
Palm	Eric Benhamou	11/7/01[5]	335%
Safeway	Steve Burd	5/1/93	12%

1	Compound annual stock stock growth from date of CEO departure until 2/15/02
2	Interim committee appointed to appoint CEO. In the interim period, Fred Anderson, executive VP and CFO, acted as CEO. Steve Jobs ended up as CEO.
3	Date of Jill Barad departure; Eckert assumed CEO position on 5/17/00
4	Departure of co-CEO David Mahoney
5	Resignation of Carl Yankowski. Eric Benhamou chosen as interim CEO

Transition Comparisons

A "No" vote involves much less risk than a "Yes" vote

Actions Required After Rejecting Merger

- Potential CEO transition
- Re-evaluation of business from "focus and execute" perspective

- Stable, continuous operations under current business unit heads
- Strategic focus and clarity within 6 months

Actions Required After Approving Merger

- Management and employee integration in 160 countries
- Layoffs possibly lasting 18-24 months
- Product line rationalization
- Brand rationalization
- Customer relationship re-building
- Supply-chain integration
- Supplier rationalization
- Back-office systems integration
- Facilities rationalization
- Employee benefits combination
- Reassignment of R&D resources

- Continued merger integration, lack of focus, and possible turf battles for 24 months and subsequent CEO change if it fails

Strategy Comparison

	The Real HP Way	HP/Compaq
Overall Strategy	Focus and execute through innovation, tactical acquisitions, and blocking and tackling	Bet the company on scale and commodity hardware through over-priced mega-merger
Imaging and Printing	Defend and invest for growth	Divert resources to fund computing expansion
Enterprise	Focus on mid- and high-end and fill in key gaps in services and software	Try to be all things to all customers
Access	Restructure for profitability	Double down bet in low-margin PC business
	Lower Risk, Higher Shareholder Returns	**Higher Risk, Lower Shareholder Returns**

Additional Information

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the "Filing Persons") filed a definitive proxy statement with the Securities and Exchange Commission relating to their opposition to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing Persons' definitive proxy statement and other soliciting materials on the Securities and Exchange Commission's website at www.sec.gov, at the Filing Persons' website at www.votenohpcompaq.com by contacting MacKenzie Partners at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.